[EXECUTION COUNTERPART]


                      AMENDMENT AND RESTATEMENT

          AMENDMENT AND RESTATEMENT dated as of December 31, 1996 among:

          SUNAMERICA INC., a Maryland corporation ("SunAmerica");

          SUNAMERICA FINANCIAL, INC., a Georgia corporation ("SAFI", and together with SunAmerica, the "Borrowers");

          the banks listed on the signature pages hereof (collectively, the "Banks"); and

          CITIBANK, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

          The Borrowers, the Banks and the Agent are parties to a Credit Agreement dated as of October 27, 1995 (as heretofore amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for the making of loans by the Banks to the Borrowers in an aggregate principal amount not exceeding $250,000,000 at any one time outstanding. The Borrowers, the Banks and the Agent wish to amend the Credit Agreement in certain respects and to restate the Credit Agreement as set forth herein.

          Accordingly, the parties hereto agree to amend the Credit Agreement as set forth herein and to restate the Credit Agreement in its entirety to read as set forth in the Credit Agreement with the amendments specified in Section 2 below:

          Section 1. Definitions. Except as otherwise defined in this Amendment and Restatement, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. General. References in the Credit Agreement to the Credit Agreement (including indirect references thereto such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended and restated hereby. For all purposes of the Credit Agreement (as amended and restated hereby), each promissory note delivered to a Bank pursuant to Section 4(B) hereof shall constitute a "Note".

          B. Definitions. Section 1.1 of the Credit Agreement shall be amended by inserting the following definitions (or, in the case of any definition for a term that is defined in the Credit Agreement before giving effect to this Amendment and Restatement, by amending and restating such definition to read as set forth below):

          "Alternate Treatment" by Moody's or S&P means that such rating agency has notified SunAmerica in writing that:

               (a) with respect to the 1996 PERCS-Related Debt, such rating agency considers all or a portion of the 1996 PERCS-Related Debt not to be debt; and/or

               (b) with respect to the 1996 PERCS, such rating agency considers all or a portion of the 1996 PERCS not to be equity.

     If SunAmerica elects to treat either the 1996 PERCS or the 1996 PERCS-Related Debt in accordance with an Alternate Treatment, SunAmerica and the Lenders agree to treat both the 1996 PERCS and the 1996 PERCS-Related Debt in accordance with such Alternate Treatment for all purposes hereof.

          "Amendment and Restatement Effective Date" shall mean the date specified by the Agent to the Borrowers and the Lenders in writing as the date on which the conditions precedent set forth in Section 4 to the Amendment and Restatement of this Agreement dated as of December 31, 1996 have been satisfied or waived.

          "Anchor" means Anchor National Life Insurance Company, an Arizona stock insurance company.

          "Commitment" means the amount set forth opposite each Lender's name on Schedule 1 hereto (or in an Assignment and Acceptance or New Commitment Acceptance entered into by it after the Amendment and Restatement Effective Date) as its Commitment, as such amount may be adjusted from time to time to give effect to Money Market Reductions pursuant to Section 2.1, reduced from time to time pursuant to Section 2.10(a) or increased from time to time pursuant to Section 2.10(c).

          "Consolidated Debt" means the consolidated Debt of SunAmerica and its Subsidiaries, determined in accordance with GAAP, to the extent such Debt is reflected or is required under GAAP to be reflected on the consolidated balance sheet of SunAmerica and its Subsidiaries, provided that such Debt shall not include:

               (a) Debt specified in clause (vii) of the definition of Debt;

               (b) any Debt specified in the definition of Permitted Collateralization Obligations (so long as, in the case of clause (ii) thereof, none of the events referred to in the parenthetical clause of said clause has occurred); or

               (c) the 1996 PERCS-Related Debt, but only if and to the extent that (1) either or both of Moody's and S&P has notified SunAmerica in writing of an Alternate Treatment with respect to the 1996 PERCS-Related Debt and (2) SunAmerica has notified the Agent that it elects to treat the 1996 PERCS-Related Debt in accordance with such an Alternate Treatment.

          "Consolidated Tangible Net Worth" means, without duplication, the total of (a) the consolidated shareholders' equity of SunAmerica and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus (b) the Trust Originated Preferred Securities (or similar securities) on SunAmerica's balance sheet plus or minus, as the case may be, (c) any net unrealized losses or gains, as the case may be, on securities "available for sale" shown thereon as a separate component of consolidated shareholders' equity in accordance with the Proposed Statement of Financial Accounting Standards "Accounting for Certain Investments in Debt and Equity Securities", as the same may be implemented, minus (d) the carrying value of goodwill, any covenant not to compete, capitalized organizational expenses and other assets treated as intangibles under GAAP arising from the acquisition, through stock purchase, merger or otherwise, of the stock or assets of any Person (other than intangibles classified as deferred acquisition costs arising from the writing of new insurance policies or contracts), minus (e) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any unconsolidated Subsidiary and plus (f) the aggregate outstanding amount of 1996 PERCS, except to the extent that (1) either or both of Moody's and S&P has notified SunAmerica in writing of an Alternate Treatment with respect to the 1996 PERCS and (2) SunAmerica has notified the Agent that it elects to treat the 1996 PERCS in accordance with such an Alternate Treatment.

          "Level I Status" means that, at 8:30 a.m. New York City time at any date of determination, SunAmerica's senior unsecured long term debt is rated "A+" or better by Standard & Poor's and "A3" or better by Moody's.

          "Level II Status" means that, at 8:30 a.m. New York City time at any date of determination, SunAmerica's senior unsecured long term debt is rated "A-" or better by Standard & Poor's and "Baa1" or better by Moody's, but Level I Status does not exist.

          "Level III Status" means that, at 8:30 a.m. New York City time at any date of determination, SunAmerica's senior unsecured long term debt is rated "BBB+" or better by Standard & Poor's and "Baa2" or better by Moody's, but Level I Status and Level II Status do not exist.

          "Level IV Status" means that, at 8:30 a.m. New York City time at any date of determination, SunAmerica's senior unsecured long term debt is rated below Level III Status or is not rated as of such date by Standard & Poor's or Moody's.

          "1996 PERCS" shall mean the 8-1/2% Premium Equity Redemption Cumulative Security Units issued by SunAmerica on October 31, 1996.

          "1996 PERCS-Related Debt" shall mean Debt of SunAmerica under the 6.20% notes of SunAmerica due October 31, 1999 issued in an original aggregate principal amount of $431,250,000, which notes were issued in connection with the issuance of the 1996 PERCS.

          "Permitted Collateralization Obligations" means the collateralized obligations of the Borrowers and their Subsidiaries relating to:

               (i) real estate mortgage investment conduits (REMICs), passthrough obligations, collateralized mortgage obligations, collateralized bond and loan obligations, other asset-backed securitizations of properties, rights or receivables of SunAmerica or its Subsidiaries, or similar instruments, except for any such collateralized obligations to the extent such collateralized obligations require a cash payment by any Borrower or its Subsidiary (other than (x) advances in connection with the servicing of any such REMIC, passthrough obligation, collateralized mortgage obligation, collateralized bond obligation or similar instrument or payments to repurchase collateral and (y) the payment of legal fees and other customary amounts), recourse for the payment of which is not limited to the specific assets of such Borrower or such Subsidiary serving as collateral for such obligations;

               (ii) the securitization of Rule 12b-1 fee income under the Investment Company Act of 1940, as amended, and associated sales charges earned by the Borrowers or their Subsidiaries, except any such securitization to the extent such securitization requires a cash payment by any Borrower or its Subsidiary (other than payments that may be required upon the occurrence of certain events, the occurrence of which is at the time of such securitization considered unlikely by management of SunAmerica), recourse for the payment of which is not limited to such Rule 12b-1 fees or sales charges;

               (iii) (x) the Amended and Restated Receivables Purchase and Sale Agreement, dated as of November 20, 1995 among Imperial Premium Funding, Inc., SunAmerica Financial Resources, Inc., Imperial Premium Finance, Inc. (the Delaware corporation) and Imperial Premium Finance, Inc. (the California corporation), as Sellers, Corporate Asset Funding Company Inc. ("CAFCO"), Preferred Receivables Funding Corporation ("PREFCO") and WCP Funding, Inc. ("WCP"), as Investors, The First National Bank of Chicago, as Agent for PREFCO, and Citicorp North America, Inc., as Agent for CAFCO and WCP and as Facility Agent, (y) the Agreement dated January 31, 1995 to Purchase $65,000,000 of Certificates Issued by a Grantor Trust Organized by Rockford Limited I and (z) the Receivables Purchase and Sale Agreement dated as of September 22, 1995 (as amended by Amendments No. 1, No. 2 and No. 3 thereto) among SunAmerica Life Insurance Company, as Seller, WCP Funding, Inc., as Investor, and Westdeutsche Landesbank Girozentrale, New York Branch, as Agent, in each case as amended from time to time, provided that no such amendment shall make any material change in the provisions of said agreements relating to or limiting recourse; and

               (iv) any transaction that is reflected by the relevant Borrower and/or its relevant Subsidiary or Subsidiaries as a sale for accounting purposes in accordance with GAAP (and any guarantee of any such transaction).

     "Recharacterized Sale" means a transaction involving assets of SunAmerica or any of its Subsidiaries that was, at the time of such transaction, accounted for as a sale of such assets under GAAP but that is thereafter determined by SunAmerica or the relevant Subsidiary to be required under GAAP to be recharacterized as a transaction that is not accounted for as a sale of such assets.

     "Termination Date" means, subject to Section 2.10(b), December 31, 2001 or the earlier date of termination in whole of the Commitments pursuant to Section 2.10 or 9.1.

          C. Notice of Committed Borrowings. Section 2.2(d) of the Credit Agreement shall be amended to read as follows:

     "(d) whether Level I Status, Level II Status, Level III Status or Level IV Status exists on the date of such notice; and"

          D.  Interest Rates.

     (1) Section 2.7(b) of the Credit Agreement shall be amended by amending the definition of "Eurodollar Margin" therein to read as follows:

     "Eurodollar Margin" means (1) 0.14% for any day on which Level I Status exists, (2) 0.15% for any day on which Level II Status exists, (3) 0.17% for any day on which Level III Status exists and (4) 0.20% for any day on which Level IV Status exists.

     (2) Section 2.7(d) of the Credit Agreement shall be amended by amending the third sentence thereof to read as follows:

     "If the rating system of Moody's or Standard and Poor's shall change in a manner that causes the definition of "Level I Status", "Level II Status", "Level III Status" or "Level IV Status" no longer to have its intended meaning hereunder, or if any such rating agency shall have ceased to rate corporate debt obligations of SunAmerica for any reason other than action or inaction on the part of the Borrowers, at the request of the Borrowers, the Borrowers, the Agent and the Lenders shall negotiate in good faith to amend the references to specific ratings in the definition of "Level I Status", "Level II Status", "Level III Status" and "Level IV Status" to reflect such changed rating system or the non-availability of ratings from such rating agency."

          E. Fees. Section 2.8 of the Credit Agreement shall be amended by deleting paragraph (b) thereof and by restating said Section 2.8 to read in its entirety as follows:

     "SECTION 2.8.   Fees.

     (a) Facility Fee. The Borrowers shall pay to the Agent for the account of the Lenders ratably a facility fee at the following rates per annum: (i) 0.06% for any day on which Level I Status exists, (ii) 0.07% for any day on which Level II Status exists, (iii) 0.10% for any day on which Level III Status exists and (iv) 0.15% for any day on which Level IV Status exists. Such facility fee shall accrue from the Effective Date to the Termination Date (or, if all Advances have not been repaid in full on the Termination Date, to the date such Advances are repaid) on the daily average of the aggregate amount of Commitments (without giving effect to any Money Market Reductions), or, if greater, on the daily average of the outstanding principal amount of Advances.

     (b) Payments. Accrued fees under this Section 2.8 shall be calculated on a 360 day basis and shall be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 and upon the
Termination Date (and, if later, the date the Advances shall be repaid in their entirety)."

          F. Commitments. Section 2.10 of the Credit Agreement shall be amended to read as follows:

     "SECTION 2.10. Optional Termination or Reduction of Commitments; Extensions; Increases.

     (a) Termination and Reduction. At any time prior to the Termination Date, the Borrowers may, upon at least 3 Domestic Business Days' notice to the Agent, (i) terminate the Commitments in full, if no Advances are outstanding at such time, or (ii) reduce from time to time by (x) an aggregate amount of $5,000,000 or any larger multiple of $5,000,000 or (y) the full amount thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Advances. The Lenders' Commitments will be terminated or ratably reduced, as the case may be.

     (b) Extensions of Commitments. The Borrowers may, by notice to the Agent (which shall promptly notify the Lenders) not less than 60 days and not more than 120 days prior to each anniversary (each such anniversary, an "Anniversary Date") of the Amendment and Restatement Effective Date, request that each Lender extend the Termination Date to the date (the "New Termination Date") that is one year after the Termination Date then in effect (or if such date is not a Business Day, to the next succeeding Business Day thereafter). The Lenders, acting in their sole discretion, may, by written notice to SunAmerica and the Agent not less than 30 days after the date of such request, agree to such request and thereby extend the Termination Date to the New Termination Date; provided that no such extension shall be made unless each Lender, acting in its sole discretion, shall have so agreed to such extension.

     (c) Increase in Commitments. (i) The Borrowers may, no more than twice in any calendar year, propose to increase the aggregate amount of the Commitments by an aggregate amount of not less than $25,000,000 or an integral multiple of $1,000,000 in excess thereof (the "Proposed Aggregate Commitment Increase") in the manner set forth below, provided that:

          (x) no Default shall have occurred and be continuing either as of the date of the Notice of Increase (as hereinafter defined) or as of the Increase Date (as hereinafter defined); and

          (y) after giving effect to any such increase, the aggregate amount of the Commitments shall not exceed $500,000,000.

     (ii) The Borrowers may request an increase in the aggregate amount of the Commitments by delivering to the Agent a notice in substantially the form of Exhibit I (a "Notice of Increase"; the date of delivery thereof to the Agent being the "Increase Notice Date") specifying (x) the amount by which the Borrowers propose to increase the aggregate amount of the Commitments (the "Proposed Aggregate Commitment Increase"), (y) the proposed date (the "Increase Date") on which the Commitments would be so increased (which Increase Date may not be fewer than 30 nor more than 90 days after the Increase Notice Date) and (z) the New Lenders (as hereinafter defined), if any, to whom the Borrowers propose to offer (subject to clause (iii) below) the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase. The Agent shall in turn promptly notify each Lender of the Borrowers' request by sending each Lender a copy of such notice.

     (iii) Promptly after the Increase Notice Date, the Agent shall notify each Lender of the opportunity to commit to all or any portion of the Proposed Aggregate Commitment Increase. Each Lender may in its sole discretion (but shall not be obligated to) offer to commit to all or a portion of the Proposed Aggregate Commitment Increase (such Lender's "Proposed Increased Commitment") by notifying the Agent (which shall give prompt notice thereof to SunAmerica) before 11:00 a.m. (New York City time) on the date that is 10 Business Days after the Increase Notice Date.

     (iv) If the aggregate Proposed Increased Commitments of all the Lenders shall be less than the Proposed Aggregate Commitment Increase, then (unless the Borrowers otherwise request) the Agent shall, on or prior to the date that is 15 days after the Increase Notice Date, notify each New Lender of the opportunity to so commit to all or any portion of the Proposed Aggregate Commitment Increase not committed to by Lenders pursuant to Section 2.10(c)(iii). Each New Lender may irrevocably commit to all or a portion of such remainder (such New Lender's "Proposed New Commitment") by notifying the Agent (which shall give prompt notice thereof to SunAmerica) no later than 11:00 a.m. (New York City time) on the date five days before the Increase Date; provided that:

          (x) the Proposed New Commitment of each New Lender shall be in an aggregate amount not less than $10,000,000; and

          (y) each New Lender that submits a Proposed New Commitmentshall promptly execute and deliver to the Agent (for its acceptance and recording in the Register) a New Commitment Acceptance, together with a processing and recordation fee payable to the Agent in the amount of $3,000.

     (v) If the aggregate amount of Proposed New Commitments and Proposed Increased Commitments (such aggregate amount, the "Total Committed Increase") equals or exceeds $25,000,000, then, subject to the conditions set forth in Section 2.10(c)(i):

          (x) effective on and as of the Increase Date, the aggregate amount of the Commitments shall be increased by the Total Committed Increase and shall be allocated among the New Lenders and the Lenders as provided in clause (vi) below; and

          (y) on the Increase Date, if any Committed Advances are then outstanding, the Borrowers shall borrow Committed Advances from all or certain of the Lenders and/or prepay (subject to Section 2.14) Committed Advances of all or certain of the Lenders such that, after giving effect thereto, the Committed Advances (including, without limitation, the Types and Interest Periods thereof) shall be held by the Lenders (including for such purposes New Lenders) ratably in accordance with their respective Commitments.

     If the Total Committed Increase is less than $25,000,000, then the aggregate amount of the Commitments shall not be changed pursuant to this
Section 2.10(c).

     (vi) The Total Committed Increase shall be allocated among New Lenders having Proposed New Commitments and Lenders having Proposed Increased Commitments as follows:

          (x) If the Total Committed Increase shall be at least $25,000,000 and less than or equal to the Proposed Aggregate Commitment Increase, then subject to clause (vii) below, (1) the initial Commitment of each New Lender shall be such New Lender's Proposed New Commitment and (2) the Commitment of each Lender shall be increased by such Lender's Proposed Increased Commitment.

          (y) If the Total Committed Increase shall be greater than the Proposed Aggregate Commitment Increase, then the Proposed Aggregate Commitment Increase shall be allocated, in such a manner as the Borrowers and the Agent shall agree, among the Lenders (in each case not to exceed their respective Proposed Increased Commitments) and to the New Lenders (in each case not to exceed their respective Proposed New Commitments).

     (vii) The increases in the Commitments contemplated hereby shall not become effective until the Agent shall have received (x) Notes payable to the respective New Lenders, and (y) evidence satisfactory to the Agent (including an update of the opinion of counsel provided for in Section 4.1(c)) that such increases in the Commitments, and borrowings thereunder, have been duly authorized.

     (viii) As used herein, (1) "New Lender" means an Eligible Assignee proposed by the Borrowers and acceptable to the Agent, and (2) "New Commitment Acceptance" means an instrument executed and delivered by a New Lender and accepted by the Agent in substantially the form of Exhibit J."

          G. Use of Proceeds. Section 5.16 of the Credit Agreement shall be amended to read as follows:

     "SECTION 5.16. Proceeds. The proceeds of the Advances will be used to provide liquidity to the Borrowers for general corporate purposes (including, without limitation, to support the Borrowers' obligations under the commercial paper programs of SunAmerica and its Subsidiaries) and to finance acquisitions by SunAmerica and its Subsidiaries."

          H. Certain Reports, Etc. Section 6.1(f) of the Credit Agreement shall be amended by amending the introductory clause thereof to read as follows:

     "With respect to each Insurance Subsidiary that is a Material
Subsidiary".

          I. Liens. Section 7.1 of the Credit Agreement shall be amended by redesignating paragraph (o) thereof as paragraph (p), by amending paragraphs (m) and (n) thereof to read as set forth below and by adding a new paragraph (o) thereto reading as set forth below:

     "(m) Liens on assets having an aggregate book value not exceeding $50,000,000 at any one time granted under interest rate and/or currency swap arrangements, interest rate protection arrangements, futures contracts, total return swaps (and similar arrangements), regardless of notional amount;

     (n) Liens on assets of either Borrower and any Material Subsidiary, in each case that secure Debt or other liabilities of such Borrower or such Material Subsidiary and are not otherwise permitted by the foregoing clauses of this Section 7.1 so long as the aggregate principal amount of all such Debt and the aggregate amount of all such other liabilities subject to this clause (n) at any time outstanding does not exceed $150,000,000;

     (o) Liens on assets arising or created in connection with Recharacterized Sales of such assets by SunAmerica or any of its Subsidiaries; and".

          J. Consolidations, Etc. Section 7.2 of the Credit Agreement shall be amended by deleting "or" at the end of paragraph (e) thereof, by substituting "; or" for the period at the end of paragraph (f) thereof and by adding the following paragraph (g) thereto:

     "(g) to any consolidation or merger of any Subsidiary of SunAmerica into or with any other Subsidiary of SunAmerica or to any sale, lease or other transfer of any shares of the capital stock of any Subsidiary of SunAmerica (or all or substantially all of the assets of any Subsidiary of SunAmerica) to any other Subsidiary of SunAmerica."

          K. Assignments, Etc. Section 11.7 of the Credit Agreement shall be amended by adding "or New Commitment Acceptance" following "Assignment and Acceptance" in paragraph (c) thereof, and by adding a new paragraph (h) thereto reading as follows:

     "(h) Each New Lender shall submit a New Commitment Acceptance in accordance with the provisions of Section 2.10(c). Upon the execution, delivery, acceptance and recording of a New Commitment Acceptance, from and after the Increase Date related thereto such New Lender shall be a party hereto and have the rights and obligations of a Lender hereunder having the Commitment specified therein (or such lesser Commitment as shall be allocated to such New Lender in accordance with Section 2.10(c)). By executing and delivering a New Commitment Acceptance, the New Lender thereunder confirms to and agrees with the other parties hereto as follows:
(i) such New Lender hereby agrees that no Lender has made any representation or warranty, or assumes any responsibility, with respect to
(x) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or (y) the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (ii) such New Lender confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such New Commitment Acceptance; (iii) such assignee will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such New Lender confirms that it is an Eligible Assignee; (v) such New Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such New Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender."

          L. Confidentiality. The Credit Agreement shall be amended by adding the following new Section 11.12 thereto:

     "SECTION 11.12. Confidentiality. Each Lender and the Agent (each, a "Recipient") agrees (on behalf of itself and each of its officers, directors, employees, accountants, attorneys and other advisors (each, a "Representative")) to maintain the confidentiality of the Confidential Information in accordance with such Recipient's customary procedures for handling confidential information and in accordance with safe and sound banking practices, and in any event using the same degree of care as such Recipient uses to maintain the confidentiality of its own information of equivalent importance. Nothing in this Section 11.12 shall limit the disclosure of any Confidential Information (1) to the extent required by statute, rule, regulation or judicial process, or in accordance with any order, ruling or regulatory practice of any bank regulatory agency (including, without limitation, the Board of Governors of the Federal Reserve System) having or claiming jurisdiction of such Recipient, or to bank examiners, (2) to other Recipients, to an affiliate of a Recipient, to their Representatives or to counsel for any Representative, in each case only to the extent the Person receiving such Confidential Information agrees to maintain the confidentiality thereof in accordance with the terms of this Section 11.12, (3) to the Recipient's auditors, in each case only to the extent such auditors agree to maintain the confidentiality thereof in accordance with the terms of this Section 11.12 or with such auditors' customary practices for maintaining the confidentiality of such information, (4) subject to Section 11.7(f), to any potential assignee or participant (and their respective counsel) or (5) in connection with any litigation to which such Recipient or a Representative is a party. For purposes of this Section 11.12, "Confidential Information" means information identified as such that SunAmerica or any of its Subsidiaries furnishes to the Agent or any Lender, but does not include any such information once such information has become generally available to the public or once such information has become available to the Agent or any Lender from a source other than SunAmerica and its Subsidiaries (unless, in either case, such information becomes so available as a result of the breach by the Agent or a Lender of its duty of confidentiality set forth in this Section 11.12)."

          M. Schedule 1. The Credit Agreement shall be amended by amending Schedule 1 thereto to read as set forth on Schedule 1 hereto.

          N. Form of Note. Exhibit A to the Credit Agreement shall be amended by substituting "providing for, as of the Amendment and Restatement Effective Date, a $250,000,000 revolving credit facility (as amended and restated as of December 31, 1996 and as the same may be further amended from time to time, the "Credit Agreement")" for "providing for a $250,000,000 revolving credit facility (as the same may be amended from time to time, the "Credit Agreement")".

          O. Form of Notice of Committed Borrowing. Exhibit B to the Credit Agreement shall be amended by amending clause (iv) thereof to read as follows:

     "(iv) Level [I] [II] [III] [IV] Status exists on the date of this Notice; and".

          P. New Exhibits. The Credit Agreement shall be amended by adding Exhibits I and J hereto as Exhibits I and J thereto.

     Section 3. Representations and Warranties. Each Borrower represents and warrants to the Agent and the Banks that the representations and warranties made by it in Article V of the Credit Agreement are true and complete in all material respects on the date hereof with the same effect as though made on and as of such date except to the extent they were expressly made as of the Effective Date or expressly relate to a prior date.

     Section 4. Conditions Precedent. The amendment and restatement of the Credit Agreement contemplated hereby shall become effective upon the satisfaction of the following conditions precedent:

     A. Execution by All Parties. This Amendment and Restatement shall have been executed and delivered by each of the Borrowers, the Banks and the Agent.

     B. Notes. The Borrowers shall have delivered to the Agent for each Bank a promissory note of the Borrowers in substantially the form of Exhibit A to the Credit Agreement as amended and restated hereby, dated the Amendment and Restatement Effective Date, payable to such Bank and otherwise duly completed.

     C. Documents. The Agent shall have received certified copies of the charter and by-laws (or equivalent documents) of each Borrower (or, in the alternative, a certification to the effect that none of such documents has been modified since delivery thereof on the Effective Date pursuant to the Credit Agreement).

     D. Other Documents. The Agent shall have received such other documents as the Agent or any Bank or special New York counsel to the Agent may reasonably request.

     Section 5. Pro Rata Adjustments. The Borrowers shall, on the effective date of the amendment and restatement of the Credit Agreement contemplated hereby, if any Committed Advances are outstanding on said date, borrow Committed Advances from certain of the Banks and/or (notwithstanding the provisions of Section 2.12(a) of the Credit Agreement requiring that prepayments be made ratably in accordance with the principal amounts of the Advances of the relevant Type held by the Banks) prepay Committed Advances of certain of the Banks (together with accrued interest and any amounts payable under Section 2.14 of the Credit Agreement) such that, after giving effect thereto, the Committed Advances (including, without limitation, the Types and Interest Periods thereof) shall be held by the Banks ratably in accordance with their respective Commitments.

     Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment and Restatement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment and Restatement by signing any such counterpart. This Amendment and Restatement shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed and delivered as of the day and year first above written.

                                         SUNAMERICA INC.



                                         By:/s/Scott H. Richland
                                            Name: Scott H. Richland
                                            Title: Vice President
                                                   and Treasurer

                                         SUNAMERICA FINANCIAL, INC.



                                         By:/s/Susan L. Harris
                                            Name: Susan L. Harris
                                            Title: Secretary


                                         CITIBANK, N.A.,
                                         in its capacities as the Agent and
                                         a Bank


                                         By:/s/Kelley T. Hebert
                                            Name: Kelley T. Hebert
                                            Title: Attorney-in-Fact


                                         Banks

                                         BANK OF AMERICA NATIONAL TRUST &
                                            SAVINGS ASSOCIATION


                                         By:/s/Michael T. Ernst
                                            Name: Michael T. Ernst
                                            Title: Vice President


                                         THE BANK OF NEW YORK


                                         By:/s/Christine Herrick
                                            Name: Christine Herrick
                                            Title: Vice President


                                         THE CHASE MANHATTAN BANK


                                         By:/s/Peter Platten
                                            Name: Peter Platten
                                            Title: Vice President


                                         WELLS FARGO BANK


                                         By:/s/Garret Baker
                                            Name: Garret Baker
                                            Title: Vice President


                                         THE FIRST NATIONAL BANK OF CHICAGO


                                         By:/s/Thomas W. Doddridge
                                            Name: Thomas W. Doddridge
                                            Title: Vice President


                                         THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED, LOS ANGELES AGENCY


                                         By:/s/Vicente L. Timiraos
                                            Name: Vicente L. Timiraos
                                            Title: Sr. Vice President
                                                   and Manager


                                         MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK


                                         By:/s/Maria H. DellAquila
                                            Name: Maria H. DellAquila
                                            Title: Vice President


                                         NATIONSBANK, N.A. (SOUTH)


                                         By:/s/Gregory A. Seib
                                            Name: Gregory A. Seib
                                            Title: Officer


                                         WESTDEUTSCHE LANDESBANK
                                            GIROZENTRALE, NEW YORK BRANCH


                                         By:/s/Vincent J. Portella
                                            Name: Vincent J. Portella
                                            Title: Managing Director


                                         By:/s/Leo G. Kapakos
                                            Name: Leo G. Kapakos
                                            Title: Associate






























                          SCHEDULE 1


Name of Lender                                               Commitment
___________________________________________________________________________

CITIBANK, N.A.                                               $25,000,000.00

BANK OF AMERICA NATIONAL TRUST
     & SAVINGS ASSOCIATION                                   $25,000,000.00

THE BANK OF NEW YORK                                         $25,000,000.00

THE CHASE MANHATTAN BANK                                     $25,000,000.00


WELLS FARGO BANK                                             $25,000,000.00

THE FIRST NATIONAL BANK OF CHICAGO                           $25,000,000.00

THE INDUSTRIAL BANK OF JAPAN, LIMITED,
     LOS ANGELES AGENCY                                      $25,000,000.00

MORGAN GUARANTY TRUST COMPANY
     OF NEW YORK                                             $25,000,000.00

NATIONSBANK, N.A. (SOUTH)                                    $25,000,000.00

WESTDEUTSCHE LANDESBANK GIROZENTRALE,
     NEW YORK BRANCH                                         $25,000,000.00
                                                            _______________
                                                            $250,000,000.00















































                                                                  EXHIBIT I

                               Notice of Increase


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York  10043
Attn:  Insurance Department
[Date]

Ladies and Gentlemen:

          The undersigned, SunAmerica Inc. and SunAmerica Financial Inc., refer to the Credit Agreement dated as of October 27, 1995 (as amended and restated as of December 31, 1996 and as the same may be further amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among each of the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders, and hereby give you notice, irrevocably, pursuant to Section 2.10(c) of the Credit Agreement, that the undersigned request an increase in the aggregate amount of the Commitments as follows:

                            Increase Date:  _________________________

                            Proposed Aggregate
                            Commitment Increase:  ___________________

          The undersigned hereby certify that the following statements are true on the date hereof, and will be true on the Increase Date:

          (A)  the representations and warranties made by the Borrowers in
Article V of the Credit Agreement are true and complete in all material respects on the date hereof with the same effect as though made on and as of such date except to the extent they were expressly made as of the Effective Date or expressly relate to a prior date; and

          (B)  no Default has occurred and is continuing.

SUNAMERICA INC.                                SUNAMERICA FINANCIAL INC.



By_____________________                        By_____________________
  Name:                                        Name:
  Title:                                       Title:



























                                                                  EXHIBIT J

                 [FORM OF NEW COMMITMENT ACCEPTANCE]

                      NEW COMMITMENT ACCEPTANCE

                      Dated ______________, ____

          Reference is made to the Credit Agreement, dated as of October 27, 1995 (as amended and restated as of December 31, 1996 and as the same may be further amended from time to time, the "Credit Agreement"), among SunAmerica Inc., a Maryland corporation ("SunAmerica") and SunAmerica Financial, Inc., a Georgia corporation (together with SunAmerica, the "Borrowers"), the Lenders identified on the signature pages thereof and Citibank, N.A., as Agent for the Lenders (the "Agent"). Unless otherwise indicated in this New Commitment Acceptance (the "Acceptance"), the capitalized terms used in this Acceptance shall have the meanings given to such terms in the Credit Agreement.

          1. [INSERT NAME OF ACCEPTED LENDER] (the "Accepted Lender") agrees to become a party to the Credit Agreement and to have the rights and perform the obligations of a Lender under the Credit Agreement, and to be bound in all respects by the terms of the Credit Agreement.

          2. The Accepted Lender hereby agrees to a Commitment of [INSERT AMOUNT OF PROPOSED NEW COMMITMENT] (the "Proposed New Commitment").

          3. The Accepted Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office [and address for notices), Money Market Lending Office and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States evidencing their exemption from U.S. withholding taxes].

          4. The effective date for this Acceptance shall be the Increase Date related to this Acceptance; provided that this Acceptance has been fully executed and delivered to the Agent for acceptance and recording by the Agent on or prior to such Increase Date.

          5. Upon such execution, delivery, acceptance and recording and as of the Increase Date, the Accepted Lender shall be a party to the Credit Agreement with a Commitment equal to the Proposed New Commitment as it may be adjusted or reduced pursuant to Section 2.10(c) of the Credit Agreement and, to the extent provided in this Acceptance, have the rights and obligations of a Lender thereunder.

          6. Upon such acceptance and recording, from and after the Increase Date, the Agent shall make all payments under the Credit Agreement in respect of the Proposed New Commitment provided for in this Acceptance (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Accepted Lender.

          7. This Acceptance shall be governed by and construed in accordance with the laws of the State of New York.
          8. This Acceptance may be signed in any number of counterparts, each of which shall be an original, with the same as if the signatures were upon the same instrument.




                                             ACCEPTED LENDER

                                            [Name of Accepted Lender]


                                            By:___________________________
                                               Title:

                                               Domestic Lending office (and
                                                    address for notices):
                                               [Address]

                                               Money Market Lending Office:
                                               [Address]

                                               Eurodollar Lending Office:
                                               [Address]


Accepted and consented
to this ______ day of
____________, ____


CITIBANK, N.A., as Agent


By______________________
  Name:
  Title:


SUNAMERICA INC.


By______________________
Name:
Title: